EXHIBIT 99

NEWS RELEASE

August 2, 2001

FOR IMMEDIATE RELEASE

For more information contact:
Danise Alano
Assistant Vice President, Marketing Director
(812) 353-7705


             Monroe Bancorp (NASDAQ: mroe) AUTHORIZES SHARE PURCHASE


     BLOOMINGTON, IN - The Board of Directors of Monroe Bancorp recently authorized the purchase of up to 50,000 shares of Company stock from time to time in the open market or in a negotiated transaction. The shares will be used to fund the Company's Employee Stock Ownership Plan. .